Exhibit 99.1

Billtrust Announces Fourth Quarter and Full Year 2020 Results

Full Year 2020 Total Revenue Growth of 7%
 Full Year 2020 Net Revenue Growth of 13%
Full Year Software and Payments Segment Revenue Growth of 18%
 Provides Financial Guidance for the Full Year 2021

LAWRENCEVILLE, NJ, March 23, 2021 – BTRS Holdings Inc. ("Billtrust" or "the Company") (NASDAQ: BTRS), a B2B accounts receivable automation and integrated payments leader, today announced financial results for its fourth quarter and full year ended December 31, 2020.

"I am very proud of our record fourth quarter and full year results," said Flint Lane, Founder and CEO of Billtrust.  "We believe that Accounts Receivable and B2B Payments are in the midst of a transformation.  We've invested aggressively in our team and in our software solutions so that we are positioned well to capitalize on this shift from paper to digital.  During the quarter we saw continued strong adoption of our comprehensive B2B payments solutions, demonstrating the significant value we create for our customers.  As we look ahead to 2021, we remain excited about the enormous opportunity to scale our business, building upon our world-class end-to-end integrated receivables platform.”

Financial Highlights for the Fourth Quarter Ended December 31, 2020, as Compared to the Same Period in 2019

GAAP Metrics
•	Total revenue increased 7.0% year-over-year to $38.7 million from $36.1 million in 2019
•	Software and payments segment revenue increased 17.8% year-over-year to $22.1 million from $18.7 million in 2019
•	Gross profit, excluding depreciation and amortization, increased 17.4% year-over-year to $21.2 million from $18.0 million in 2019
•	Gross margin, excluding depreciation and amortization, expanded by 485 basis points to 54.7% from 49.9% in 2019 from improved operating leverage
•	Net loss and comprehensive loss was $4.3 million compared to $5.6 million in 2019

Non-GAAP Metrics
•
Total Payment Volume (“TPV”), the dollar value of customer payment transactions that Billtrust processes on its platform during a particular period, increased 23% year-over-year to $15.7 billion from $12.8 billion in 2019

•	Net revenue* increased 12.0% year-over-year to $29.6 million from $26.4 million in 2019
•	Adjusted gross profit* increased 17.7% year-over-year to $21.3 million from $18.1 million in 2019
•	Adjusted gross margin* expanded by 343 basis points to 71.8% from 68.4% in 2019
•	Adjusted EBITDA* was positive $0.2 million, compared to a loss of $1.5 million in 2019

Financial Highlights for the Full Year Ended December 31, 2020, as Compared to the Same Period in 2019

GAAP Metrics
•	Total revenue increased 6.8% year-over-year to $145.7 million from $136.5 million in 2019
•	Software and payments segment revenue increased 17.9% year-over-year to $81.2 million from $68.9 million in 2019
•	Gross profit, excluding depreciation and amortization, increased 18.0% year-over-year to $76.0 million from $64.4 million in 2019
•	Gross margin, excluding depreciation and amortization, expanded by 497 basis points to 52.2% from 47.2% in 2019 from improved operating leverage and services segment margins
•	Net loss and comprehensive loss was $17.0 million, compared to $22.8 million in 2019

Non-GAAP Metrics
•	TPV increased 25% year-over-year to $54.7 billion from $43.9 billion in 2019
•	Net revenue* increased 12.6% year-over-year to $108.6 million from $96.5 million in 2019
•	Adjusted gross profit* increased 18.2% year-over-year to $76.3 million from $64.6 million in 2019
•	Adjusted gross margin* expanded by 333 basis points to 70.3% from 66.9% in 2019
•	Adjusted EBITDA* was a loss of $2.2 million, compared to a loss of $11.0 million in 2019

Recent Business Highlights:
•	Strong momentum in Business Payments Network ("BPN")
◦	Expanded partnership with AvidXchange to provide additional services to suppliers through both the AvidPay Network and BPN
◦	Partnered with REPAY increasing the network’s reach
◦	Extended its partnership with Visa to provide qualified Billtrust suppliers with flexible pricing models.
•	Continued product innovation
◦	Enhanced the Billtrust Email solution to include a convenient and secure payment option
◦	Upgraded the Billtrust Cash Application solution with enhanced machine learning capabilities
◦	Released v10.0 of the Billtrust eCommerce solution incorporating an enhanced user experience
•	Expanded sales team by ~30% since September 1, 2020
•	Strengthened executive team
◦	Greg Hanson, Chief Product Officer
◦	Gwenn Lazar, SVP of Channel Development
•	Named among New Jersey's 2020 Best Places to Work by NJBIZ; Named one of The Denver Post's Top Workplaces 2020

Outlook

Billtrust provides the following financial guidance for the full year 2021:

•	Total revenue between $159 million to $165 million, including reimbursable costs revenue of $37 million
•	Net revenue* between $122 million to $128 million, which at the midpoint of $125 million would be an increase of approximately 15%
•	Adjusted gross profit* between $85 million to $89 million
•	Adjusted gross margin* between 69% to 71%
•	Adjusted EBITDA* between a loss of $14 million to a loss of $16 million, including additional public company costs

* Net revenue, adjusted gross profit, adjusted gross margin and adjusted EBITDA are non-GAAP measures. An explanation of these measures and how they are calculated can be found under the heading “Non-GAAP Financial Measures.” Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in the tables at the end of this press release.  Billtrust has not reconciled its 2021 guidance for non-GAAP adjusted gross profit and adjusted gross margin to the comparable GAAP measure, or non-GAAP adjusted EBITDA to net loss and comprehensive loss because certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” "outlook" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s financial guidance and estimates and forecasts of Billtrust’s financial and performance metrics, the potential benefits, value and the commercial attractiveness to its customers of Billtrust’s products and services, Billtrust’s opportunity and ability to grow and scale its business, and Billtrust’s technology platform. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's marketing and growth strategies; the effects of competition on Billtrust’s future business; and those factors discussed in Billtrust’s final prospectus (the “Final Prospectus”) filed on February 10, 2021 under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Such financial information is identified as such within the press release. Billtrust believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Billtrust’s actual and projected financial condition and operating results and trends in and in comparing Billtrust’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Billtrust does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Billtrust’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Billtrust presents non-GAAP financial measures in connection with GAAP results.  Billtrust is not providing a reconciliation of its projected non-GAAP adjusted gross profit, non-GAAP adjusted gross margin and non-GAAP adjusted EBITDA for 2021 to the most directly comparable measure prepared in accordance with GAAP because certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. You should review Billtrust’s audited financial statements and the other financial information included in the Final Prospectus and other documents of Billtrust filed, or to be filed, with the SEC.

Net revenue (non-GAAP) is defined as total revenues, less reimbursable costs revenue.

Adjusted gross profit is defined as total revenues, less total cost of revenues excluding depreciation and amortization, plus stock based compensation expense included in total cost of revenues.

Adjusted gross margin is defined as adjusted gross profit divided by net revenue (non-GAAP).

Adjusted EBITDA is defined as net loss and comprehensive loss, plus (i) provision/benefit for income taxes, (ii) other income/expense, net, (iii) interest expense, (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) restructuring and severance costs, and (vii) acquisition and integration costs.

Investor Contact:
BilltrustIR@icrinc.com

Media Contact:
Meredith Simpson
msimpson@billtrust.com

Condensed Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:	(in thousands)
Subscription, transaction and services	$29,591	$26,409	$108,569	$96,460
Reimbursable costs	9,064	9,731	37,116	40,008
Total revenues	38,655	36,140	145,685	136,468
Cost of revenues:
Cost of subscription, transaction and services	8,431	8,379	32,531	32,015
Cost of reimbursable costs	9,064	9,731	37,116	40,008
Total cost of revenues, excluding depreciation and amortization	17,495	18,110	69,647	72,023

Operating expenses:
Research and development	9,208	9,290	36,468	34,285
Sales and marketing	6,125	5,151	23,420	22,098
General and administrative	6,962	6,863	22,188	23,297
Depreciation and amortization	1,401	1,776	5,624	5,881
Total operating expenses	23,696	23,080	87,700	85,561
Loss from operations	(2,536)	(5,050)	(11,662)	(21,116)
Other income (expense):
Interest income	—	—	18	1
Interest expense	(1,256)	(525)	(4,661)	(1,507)
Other expense, net	(467)	9	(518)	(21)
Total other expense	(1,723)	(516)	(5,161)	(1,527)
Loss before income taxes	(4,259)	(5,566)	(16,823)	(22,643)
Provision for income taxes	(54)	(19)	(204)	(160)
Net loss and comprehensive loss	$(4,313)	$(5,585)	$(17,027)	$(22,803)

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Total revenues	$38,655	$36,140	$145,685	136,468
Less: Reimbursable costs revenue	9,064	9,731	37,116	40,008
Net revenue (non-GAAP)	$29,591	$26,409	$108,569	$96,460

Total revenues	$38,655	$36,140	$145,685	$136,468
Less: Cost of revenue, excluding depreciation and amortization	17,495	18,110	69,647	72,023
Gross profit, excluding depreciation and amortization	21,160	18,030	76,038	64,445
Add: Stock based compensation expense	97	35	263	133
Adjusted gross profit (non-GAAP)	$21,257	$18,065	$76,301	$64,578

Gross margin, excluding depreciation and amortization	54.7%	49.9%	52.2%	47.2%
Adjusted gross margin (non-GAAP)	71.8%	68.4%	70.3%	66.9%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net loss and comprehensive loss	$(4,313)	$(5,585)	$(17,027)	$(22,803)
Provision for income taxes	54	19	204	160
Other expense	467	(9)	500	20
Interest expense	1,256	525	4,661	1,507
Depreciation and amortization	1,401	1,776	5,624	5,881
Stock-based compensation expense	1,076	755	3,063	2,114
Restructuring and severance	269	689	628	1,215
Acquisition and integration expenses	—	341	162	895
Adjusted EBITDA (non-GAAP)	$210	$(1,489)	$(2,185)	$(11,011)

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

Outlook (Mid-point) for Full Year 2021
(in thousands)
Total revenues	162,000
Less: Reimbursable costs revenue	37,000
Net revenue (non-GAAP)	$125,000